UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 27, 2013
Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IOWA	0-32637	42-1039071
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

405 FIFTH STREET
AMES, IOWA 50010
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (515) 232-6251

NOT APPLICABLE
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Item 8.01	Other Events

On February 27, 2013, Ames National Corporation (the “Company”) entered into a real estate contract to sell two Company owned buildings located in Ames, Iowa for a cash payment of $1,750,000, less certain closing costs.  The closing of the purchase is subject to customary terms and conditions, including performance of due diligence by the purchaser.  The buildings had a book value of approximately $532,000 as of December 31, 2012. A copy of the real estate contract is attached as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits

(d)	The following exhibit is furnished as part of this Report.

Exhibit No.	Description

99.1	Real Estate Contract dated February 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: February 28, 2013	By: /s/ Thomas H. Pohlman
Thomas H. Pohlman, President
(Principal Executive Officer)